Exhibit 99.1

Oceaneering Reports First Quarter 2021 Results

HOUSTON, April 28, 2021 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $9.4 million, or $(0.09) per share, on revenue of $438 million for the three months ended March 31, 2021. Adjusted net income was $2.8 million, or $0.03 per share, reflecting, among other things, the impact of $3.2 million of pre-tax adjustments associated with restructuring and other expenses and foreign exchange losses recognized during the quarter, and $9.6 million of discrete tax adjustments.

During the prior quarter ended December 31, 2020, Oceaneering reported a net loss of $25 million, or $(0.25) per share, on revenue of $424 million. Adjusted net income was $1.8 million, or $0.02 per share, reflecting, among other things, the impact of $9.8 million of pre-tax adjustments associated with asset impairments and write-offs, restructuring and other expenses, and foreign exchange losses recognized during the quarter, and $9.6 million of discrete tax adjustments.

Adjusted operating income (loss), operating margins, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins) and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and Adjusted EBITDA and Margins, Free Cash Flow, 2021 Adjusted EBITDA Estimates, Adjusted Operating Income (Loss) and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended
	Mar 31,		Dec 31,

	2021	2020	2020

Revenue	$437,553	$536,668	$424,262
Gross Margin	56,657	46,752	45,001
Income (Loss) from Operations	13,783	(380,757)	480
Net Income (Loss)	(9,365)	(367,598)	(25,000)

Diluted Earnings (Loss) Per Share	$(0.09)	$(3.71)	$(0.25)

For the first quarter of 2021:
•Consolidated Adjusted EBITDA was $52.8 million
•Consolidated Adjusted Operating Income was $15.1 million
•Cash flow used in operations was $1.7 million and free cash flow was ($12.4) million
•Cash position declined by $9.3 million, from $452 million to $443 million
•Remotely Operated Vehicles (ROV) fleet utilization was 53% and average revenue per day on hire was $7,874

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "We have continued to improve our operating performance by driving operational efficiency, led by focusing on safety, quality and value-based solutions for our customers. I am pleased with the rate of progress made during the first quarter of 2021. Each of our operating segments generated positive adjusted operating income and adjusted EBITDA, and our consolidated adjusted EBITDA of $52.8 million surpassed both our guidance and published consensus estimates. Based on our first quarter results and revised outlook, we are narrowing our expected adjusted EBITDA range to $180 million to $210 million for 2021.

"Our first quarter 2021 Subsea Robotics (SSR) adjusted operating income was flat on slightly higher revenue, as compared to fourth quarter 2020. Operating activity in our SSR segment exceeded our original expectation due to higher-than-forecast ROV drill support days and survey activity. Pricing for the various SSR services remained stable during the first quarter, resulting in an adjusted EBITDA margin of 32%, consistent with average adjusted EBITDA margins achieved during 2020.

"First quarter 2021 ROV activity remained consistent as compared to the fourth quarter of 2020 with fleet utilization averaging 53% versus 54% during the fourth quarter of 2020. A seasonal decrease in days on hire for vessel-based services was slightly offset by an increase in days on hire for drill support services. Our ROV fleet use during the first quarter 2021 was 64% in drill support and 36% in vessel-based activity versus fourth quarter 2020 use of 60% and 40%, respectively. Average ROV revenue per day of on hire of $7,874 was 7% higher over the fourth quarter.

"Sequentially, our first quarter 2021 ROV fleet count remained at 250 systems. As of March 31, 2021, we had ROV contracts on 78 of the 135 floating rigs under contract, or 58%, as compared to 58% as of December 31, 2020, when we had ROV contracts on 75 of the 129 floating rigs under contract. Subject to quarterly variances, we continue to expect our drill support market share to generally approximate 60%.

"Manufactured Products (MP) first quarter 2021 adjusted operating income declined, as expected, from the fourth quarter of 2020 on lower segment revenue. Adjusted operating income margin decreased to 4% in the first quarter of 2021, from 9% in the fourth quarter of 2020, which had benefited from favorable contract close-outs and negotiated supply chain savings that did not occur in the first quarter. Activity in our mobility solutions businesses remained weak during the first quarter of 2021. Our Manufactured Products backlog on March 31, 2021 was $248 million, compared to our December 31, 2020 backlog of $266 million. Our book-to-bill ratio was 0.6 for the trailing 12 months, as compared with a book-to-bill ratio of 0.4 for the year ended December 31, 2020.

"Our first quarter 2021 Offshore Projects Group (OPG) adjusted operating income increased on substantially higher revenue. Revenue benefited due to the start-up of field activities on the riserless light well intervention project in Angola. The sequential increase in adjusted operating income margin, from 2% in the fourth quarter of 2020 to 10% in the first quarter of 2021, was due to increased utilization of assets and personnel, while holding indirect costs stable.

"Integrity Management and Digital Solutions (IMDS) first quarter 2021 adjusted operating income was higher than fourth quarter of 2020 on flat revenue. The improvement in adjusted operating income margin, from 3% in the fourth quarter of 2020 to 5% in the first quarter of 2021, benefited from the continuing transformation of how and where work is performed, which is driving more effective use of personnel.

"Aerospace and Defense Technologies (ADTech) first quarter 2021 adjusted operating income marginally improved from the fourth quarter of 2020 on flat revenue. Adjusted operating income margin of 19% was consistent with that achieved for the fourth quarter of 2020. At the corporate level for the first quarter of 2021, Unallocated Expenses of $31.7 million were lower as compared to the fourth quarter of 2020.

"For the second quarter, compared to the first quarter, we anticipate higher activity levels and operating profitability improvement in our SSR and OPG segments, higher activity levels and relatively flat operating profitability in our IMDS and ADTech segments, and lower activity levels and lower operating profitability in our Manufactured Products segment. Unallocated Expenses are forecast to be in the low- to mid-$30 million range. On a consolidated basis, we expect second quarter 2021 results to improve, with adjusted EBITDA in the range of $55 million to $60 million on sequentially higher revenue.

"For the full year of 2021, at the segment level, as compared to 2020, we forecast SSR operating results to improve on slightly higher revenue, and adjusted EBITDA margin to remain relatively flat. ROV fleet utilization is expected to be in the upper 50% range for the year. For Manufactured Products, we forecast lower operating results as compared to 2020; however, we expect improved order intake during the first half of 2021, which should drive increased activity in the second half of 2021. The book-to-bill ratio is expected to be in the range of 1.1 to 1.5 for the full year, and adjusted operating margin is expected to be in the low- to mid-single digit range. For OPG, we forecast increased vessel utilization and the continuation of the Angola riserless light well intervention project to benefit OPG’s results in the second quarter of 2021, leading to a meaningful annual improvement in adjusted operating results on higher revenue. For IMDS, we forecast improved operating results on higher revenue with adjusted operating margin in the high single-digit range for the year. And for ADTech, we expect improved operating results on increased revenue with an annual operating margin approximately the same as that achieved in 2020.

“We forecast our 2021 income tax payments to be in the range of $40 million to $45 million. In addition, we expect to receive CARES Act tax refunds of $28 million during the year. We continue to forecast our organic capital expenditures to total between $50 million and $70 million. This includes approximately $35 million to $40 million of maintenance capital expenditures and $15 million to $30 million of growth capital expenditures.

"Our first quarter performance and refreshed outlook for the year give us confidence to narrow our 2021 adjusted EBITDA guidance to a range of $180 million to $210 million. Our priority continues to be generating cash. In 2021, our expectation remains that we will generate positive free cash flow in excess of the amount generated in 2020, excluding the cash benefit associated with expected CARES Act tax refunds. We remain committed to maintaining strong liquidity and believe that our cash position, undrawn revolving credit facility and debt maturity profile should provide us ample resources and time to address potential opportunities to improve our returns."

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s expectations about: backlog, to the extent backlog may be an indicator of future revenue or profitability; adjusted EBITDA range for the full year of 2021; ROV drill support market share; second quarter segment activity levels and operating profitability, Unallocated Expenses, and consolidated revenue, results, and adjusted EBITDA; full-year segment operating results, revenue, and adjusted EBITDA margins; full-year ROV fleet utilization; full-year Manufactured Products order intake and second half activity, book-to-bill ratio, and operating margin; full-year OPG operating results and revenue and the timing and basis for the expectations; full-year IMDS operating results, revenue, and adjusted operating margin; full-year ADTech operating results, revenue, and operating margin; forecasted Unallocated Expenses per quarter, and annual capital expenditures and cash tax payments; CARES Act tax refunds; free cash flow in 2021; and sufficiency of resources to address opportunities to improve returns.
The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth and the supply and demand of offshore drilling rigs; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; the continuing effects of the COVID-19 pandemic and the governmental, customer, supplier, and other responses thereto; cancellations of contracts, change orders and other contractual modifications and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in tax laws, regulations and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.

Oceaneering is a global provider of engineered services and products, primarily to the offshore energy industry. Through the use of its applied technology expertise, Oceaneering also serves the defense, aerospace, and entertainment industries.

For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Mark Peterson
Vice President, Corporate Development and Investor Relations
Oceaneering International, Inc.
713-329-4507
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

		Mar 31, 2021	Dec 31, 2020
		(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $442,743 and $452,016)		$1,161,517	$1,170,263
Net property and equipment		561,650	591,107
Other assets		280,357	284,472
Total Assets		$2,003,524	$2,045,842

LIABILITIES AND EQUITY
Current liabilities		$416,743	$437,116
Long-term debt		804,888	805,251
Other long-term liabilities		233,548	245,318
Equity		548,345	558,157
Total Liabilities and Equity		$2,003,524	$2,045,842

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	Mar 31, 2021	Mar 31, 2020	Dec 31, 2020
	(in thousands, except per share amounts)

Revenue	$437,553	$536,668	$424,262
Cost of services and products	380,896	489,916	379,261
Gross margin	56,657	46,752	45,001
Selling, general and administrative expense	42,874	55,741	42,839
Long-lived assets impairments	—	68,763	1,682
Goodwill impairment	—	303,005	—
Income (loss) from operations	13,783	(380,757)	480
Interest income	519	1,277	881
Interest expense, net of amounts capitalized	(10,407)	(12,462)	(10,577)
Equity in income (losses) of unconsolidated affiliates	534	1,197	266
Other income (expense), net	(1,453)	(7,128)	(645)
Income (loss) before income taxes	2,976	(397,873)	(9,595)
Provision (benefit) for income taxes	12,341	(30,275)	15,405
Net Income (Loss)	$(9,365)	$(367,598)	$(25,000)

Weighted average diluted shares outstanding	99,461	99,055	99,306
Diluted earnings (loss) per share	$(0.09)	$(3.71)	$(0.25)

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended
	Mar 31, 2021	Mar 31, 2020 *	Dec 31, 2020
	($ in thousands)
Subsea Robotics
Revenue	$119,119	$139,770	$114,711
Gross margin	$24,078	$19,473	$24,777
Operating income (loss)	$14,619	$(94,083)	$14,477
Operating income (loss) %	12%	(67)%	13%
ROV days available	22,469	22,750	22,999
ROV days utilized	11,887	14,853	12,456
ROV utilization	53%	65%	54%

Manufactured Products
Revenue	$86,825	$166,534	$99,899
Gross margin	$10,004	$17,949	$20,092
Operating income (loss)	$2,753	$(66,138)	$12,218
Operating income (loss) %	3%	(40)%	12%
Backlog at end of period	$248,000	$419,000	$266,000

Offshore Projects Group
Revenue	$89,234	$74,254	$67,821
Gross margin	$15,111	$2,095	$(2,367)
Operating income (loss)	$8,813	$(79,323)	$(9,940)
Operating income (loss) %	10%	(107)%	(15)%

Integrity Management & Digital Solutions
Revenue	$54,048	$64,729	$54,307
Gross margin	$8,209	$9,792	$7,396
Operating income (loss)	$2,474	$(121,535)	$892
Operating income (loss) %	5%	(188)%	2%

Aerospace and Defense Technologies
Revenue	$88,327	$91,381	$87,524
Gross margin	$22,110	$17,485	$20,328
Operating income (loss)	$16,839	$12,971	$16,525
Operating income (loss) %	19%	14%	19%

Unallocated Expenses
Gross margin	$(22,855)	$(20,042)	$(25,225)
Operating income (loss)	$(31,715)	$(32,649)	$(33,692)

Total
Revenue	$437,553	$536,668	$424,262
Gross margin	$56,657	$46,752	$45,001
Operating income (loss)	$13,783	$(380,757)	$480
Operating income (loss) %	3%	(71)%	—%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables below under the caption "Reconciliations of Non-GAAP to GAAP Financial Information" for financial measures that our management considers in evaluating our ongoing operations.

* Recast to reflect segment changes.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended
	Mar 31, 2021	Mar 31, 2020	Dec 31, 2020
	(in thousands)

Capital Expenditures, including Acquisitions	$10,699	$27,229	$14,847

	For the Three Months Ended
	Mar 31, 2021	Mar 31, 2020 *	Dec 31, 2020
	(in thousands)
Depreciation and amortization:
Energy Services and Products
Subsea Robotics	$22,952	$139,187	$23,210
Manufactured Products	3,227	15,964	3,193
Offshore Projects Group	7,125	74,907	16,979
Integrity Management & Digital Solutions	1,124	124,343	1,255
Total Energy Services and Products	34,428	354,401	44,637
Aerospace and Defense Technologies	1,276	687	667
Unallocated Expenses	767	1,108	1,146
Total Depreciation and Amortization	$36,471	$356,196	$46,450

Goodwill and long-lived asset impairment expense, reflected in the depreciation and amortization expense above, was $310 million and $9.6 million in the three months ended March 31, 2020 and December 31, 2020, respectively.

* Recast to reflect segment changes.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2021 Adjusted EBITDA Estimates, and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Mar 31, 2021		Mar 31, 2020		Dec 31, 2020
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$(9,365)	$(0.09)	$(367,598)	$(3.71)	$(25,000)	$(0.25)
Pre-tax adjustments for the effects of:
Long-lived assets impairments	—		68,763		1,682
Long-lived assets write-offs	—		7,328		9,571
Goodwill impairment	—		303,005		—
Restructuring expenses and other	1,308		6,630		(2,176)
Foreign currency (gains) losses	1,861		7,050		720
Total pre-tax adjustments	3,169		392,776		9,797

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	(605)		(45,355)		7,432
Discrete tax items:
Share-based compensation	577		987		13
Uncertain tax positions	(16)		(9,652)		3,033
U.S. CARES Act	—		(33,784)		—
Valuation allowances	6,758		65,208		5,635
Other	2,275		950		889
Total discrete tax adjustments	9,594		23,709		9,570
Total of adjustments	12,158		371,130		26,799
Adjusted Net Income (Loss)	$2,793	$0.03	$3,532	$0.04	$1,799	$0.02
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		100,480		99,649		99,712

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended
	Mar 31, 2021	Mar 31, 2020	Dec 31, 2020
	($ in thousands)

Net income (loss)	$(9,365)	$(367,598)	$(25,000)
Depreciation and amortization	36,471	356,196	46,450
Subtotal	27,106	(11,402)	21,450
Interest expense, net of interest income	9,888	11,185	9,696
Amortization included in interest expense	303	(333)	322
Provision (benefit) for income taxes	12,341	(30,275)	15,405
EBITDA	49,638	(30,825)	46,873
Adjustments for the effects of:
Long-lived assets impairments	—	68,763	1,682
Restructuring expenses and other	1,308	6,630	(2,176)
Foreign currency (gains) losses	1,861	7,050	720
Total of adjustments	3,169	82,443	226
Adjusted EBITDA	$52,807	$51,618	$47,099

Revenue	$437,553	$536,668	$424,262

EBITDA margin %	11%	(6)%	11%
Adjusted EBITDA margin %	12%	10%	11%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Free Cash Flow

	For the Three Months Ended
	Mar 31, 2021	Mar 31, 2020	Dec 31, 2020
	(in thousands)
Net Income (loss)	$(9,365)	$(367,598)	$(25,000)
Non-cash adjustments:
Depreciation and amortization, including goodwill impairment	36,471	356,196	46,450
Long-lived asset impairments	—	68,763	1,682
Other non-cash	(365)	(4,626)	4,209
Other increases (decreases) in cash from operating activities	(28,464)	(84,885)	76,943
Cash flow provided by (used in) operating activities	(1,723)	(32,150)	104,284
Purchases of property and equipment	(10,699)	(27,229)	(14,847)
Free Cash Flow	$(12,422)	$(59,379)	$89,437

2021 Adjusted EBITDA Estimates

		For the Three Months Ended
		June 30, 2021
		Low	High
		(in thousands)
Income (loss) before income taxes		$9,000	$12,000
Depreciation and amortization		36,000	38,000
Subtotal		45,000	50,000
Interest expense, net of interest income		10,000	10,000
Adjusted EBITDA		$55,000	$60,000

		For the Year Ended
		December 31, 2021
		Low	High
		(in thousands)
Income (loss) before income taxes		$(5,000)	$20,000
Depreciation and amortization		145,000	150,000
Subtotal		140,000	170,000
Interest expense, net of interest income		40,000	40,000
Adjusted EBITDA		$180,000	$210,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended March 31, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$14,619	$2,753	$8,813	$2,474	$16,839	$(31,715)	$13,783
Adjustments for the effects of:
Restructuring expenses and other	395	537	149	217	10	—	1,308
Total of adjustments	395	537	149	217	10	—	1,308

Adjusted Operating Income (Loss)	$15,014	$3,290	$8,962	$2,691	$16,849	$(31,715)	$15,091

Revenue	$119,119	$86,825	$89,234	$54,048	$88,327		$437,553
Operating income (loss) % as reported in accordance with GAAP	12%	3%	10%	5%	19%		3%
Operating income (loss)% using adjusted amounts	13%	4%	10%	5%	19%		3%

	For the Three Months Ended March 31, 2020 *
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(94,083)	$(66,138)	$(79,323)	$(121,535)	$12,971	$(32,649)	$(380,757)
Adjustments for the effects of:
Long-lived assets impairments	—	61,074	7,522	167	—	—	68,763
Long-lived assets write-offs	7,328	—	—	—	—	—	7,328
Goodwill impairment	102,118	11,388	66,285	123,214	—	—	303,005
Restructuring expenses and other	919	1,984	1,216	2,231	—	280	6,630
Total of adjustments	110,365	74,446	75,023	125,612	—	280	385,726

Adjusted Operating Income (Loss)	$16,282	$8,308	$(4,300)	$4,077	$12,971	$(32,369)	$4,969

Revenue	$139,770	$166,534	$74,254	$64,729	$91,381		$536,668
Operating income (loss) % as reported in accordance with GAAP	(67)%	(40)%	(107)%	(188)%	14%		(71)%
Operating income (loss)% using adjusted amounts	12%	5%	(6)%	6%	14%		1%

* Recast to reflect segment changes.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income (Loss) and Margins by Segment

	For the Three Months Ended December 31, 2020
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$14,477	$12,218	$(9,940)	$892	$16,525	$(33,692)	$480
Adjustments for the effects of:
Long-lived assets impairments	—	—	1,304	378	—	—	1,682
Long-lived assets write-offs	—	—	9,401	170	—	—	9,571
Restructuring expenses and other	221	(3,489)	643	422	27	—	(2,176)
Total of adjustments	221	(3,489)	11,348	970	27	—	9,077
Adjusted Operating Income (Loss)	$14,698	$8,729	$1,408	$1,862	$16,552	$(33,692)	$9,557

Revenue	$114,711	$99,899	$67,821	$54,307	$87,524		$424,262
Operating income (loss) % as reported in accordance with GAAP	13%	12%	(15)%	2%	19%		—%
Operating income (loss) % using adjusted amounts	13%	9%	2%	3%	19%		2%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended March 31, 2021
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$14,619	$2,753	$8,813	$2,474	$16,839	$(31,715)	$13,783
Adjustments for the effects of:
Depreciation and amortization	22,952	3,227	7,125	1,124	1,276	767	36,471
Other pre-tax	—	—	—	—	—	(616)	(616)
EBITDA	37,571	5,980	15,938	3,598	18,115	(31,564)	49,638
Adjustments for the effects of:
Restructuring expenses and other	395	537	149	217	10	—	1,308
Foreign currency (gains) losses	—	—	—	—	—	1,861	1,861
Total of adjustments	395	537	149	217	10	1,861	3,169
Adjusted EBITDA	$37,966	$6,517	$16,087	$3,815	$18,125	$(29,703)	$52,807

Revenue	$119,119	$86,825	$89,234	$54,048	$88,327		$437,553
Operating income (loss) % as reported in accordance with GAAP	12%	3%	10%	5%	19%		3%
EBITDA Margin	32%	7%	18%	7%	21%		11%
Adjusted EBITDA Margin	32%	8%	18%	7%	21%		12%

	For the Three Months Ended March 31, 2020 *
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$(94,083)	$(66,138)	$(79,323)	$(121,535)	$12,971	$(32,649)	$(380,757)
Adjustments for the effects of:
Depreciation and amortization	139,187	15,964	74,907	124,343	687	1,108	356,196
Other pre-tax	—	—	—	—	—	(6,264)	(6,264)
EBITDA	45,104	(50,174)	(4,416)	2,808	13,658	(37,805)	(30,825)
Adjustments for the effects of:
Long-lived assets impairments	—	61,074	7,522	167	—	—	68,763
Restructuring expenses and other	919	1,984	1,216	2,231	—	280	6,630
Foreign currency (gains) losses	—	—	—	—	—	7,050	7,050
Total of adjustments	919	63,058	8,738	2,398	—	7,330	82,443
Adjusted EBITDA	$46,023	$12,884	$4,322	$5,206	$13,658	$(30,475)	$51,618

Revenue	$139,770	$166,534	$74,254	$64,729	$91,381		$536,668
Operating income (loss) % as reported in accordance with GAAP	(67)%	(40)%	(107)%	(188)%	14%		(71)%
EBITDA Margin	32%	(30)%	(6)%	4%	15%		(6)%
Adjusted EBITDA Margin	33%	8%	6%	8%	15%		10%

* Recast to reflect segment changes.
`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended December 31, 2020
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$14,477	$12,218	$(9,940)	$892	$16,525	$(33,692)	$480
Adjustments for the effects of:
Depreciation and amortization	23,210	3,193	16,979	1,255	667	1,146	46,450
Other pre-tax	—	—	—	—	—	(57)	(57)
EBITDA	37,687	15,411	7,039	2,147	17,192	(32,603)	46,873
Adjustments for the effects of:
Long-lived assets impairments	—	—	1,304	378	—	—	1,682
Restructuring expenses and other	221	(3,489)	643	422	27	—	(2,176)
Foreign currency (gains) losses	—	—	—	—	—	720	720
Total of adjustments	221	(3,489)	1,947	800	27	720	226
Adjusted EBITDA	$37,908	$11,922	$8,986	$2,947	$17,219	$(31,883)	$47,099

Revenue	$114,711	$99,899	$67,821	$54,307	$87,524		$424,262
Operating income (loss) % as reported in accordance with GAAP	13%	12%	(15)%	2%	19%		—%
EBITDA Margin	33%	15%	10%	4%	20%		11%
Adjusted EBITDA Margin	33%	12%	13%	5%	20%		11%